Exhibit 99.1

FOR IMMEDIATE PRESS RELEASE

FOR: PMC Commercial Trust 17950 Preston Road, Suite 600 Dallas, TX 75252	CONTACT:	Investor Relations 972-349-3235 www.pmctrust.com

PMC Commercial Trust Announces Fourth Quarter and Year-End Financial Results

PMC Commercial Trust

NYSE Amex (Symbol PCC)

www.pmctrust.com

Dallas, TX	March 14, 2012

PMC Commercial Trust (NYSE Amex: PCC) announced fourth quarter and year-end financial results today.

Financial Highlights

•	Income from continuing operations was $4,692,000 and net income was $3,647,000 for the year ended December 31, 2011

•	Income from continuing operations was $1,101,000 and net income was $659,000 for the quarter ended December 31, 2011

•

During the year ended December 31, 2011, income from continuing operations and net income were reduced by $778,000 of expenses related to the evaluation of strategic alternatives of which $717,000 pertained to the fourth quarter

•	Our total serviced loan portfolio increased to $297.5 million at December 31, 2011 up from $292.3 million at September 30, 2011 and $284.5 million at December 31, 2010

•	During the fourth quarter of 2011 we originated $12.3 million of SBA 7(a) loans compared to $8.5 million in the third quarter of 2011 and $6.0 million during the fourth quarter of 2010

•	During the year ended December 31, 2011, we originated $33.7 million of SBA 7(a) loans compared to $33.5 million during 2010

Strategic Alternatives

During 2011, PMC Commercial Trust received certain inquiries expressing a preliminary interest in potential strategic transactions. The Board of Trust Managers (the “Board”) established a Special Committee of all of our independent trust managers to evaluate these inquiries as well as other potential strategic alternatives that could enhance shareholder value. The Special Committee has hired Houlihan Lokey Capital, Inc. to assist it in such evaluation.

We have and will continue to execute our business strategy while the Special Committee conducts its review. The Special Committee has not set a definitive schedule to complete its evaluation and does not intend to disclose developments with respect to this evaluation unless and until the evaluation has been completed, unless otherwise determined by us or required by law.

PMC COMMERCIAL TRUST	Earnings Press Release	March 14, 2012

Management Remarks

Barry N. Berlin, Chief Financial Officer stated, “We have been able to navigate through the challenging economic environment and continue to produce positive earnings. However, our earnings continue to be impacted by low interest rates since our portfolio is predominantly tied to variable rates. As a result of the low interest rate environment and other economic challenges that have affected us and our borrowers, our earnings and our returns on assets and equity have not met our expectations.”

Lance B. Rosemore, Chairman of the Board, stated, “We continue to emphasize efficiency in the use of our capital and continue to concentrate our marketing efforts on the SBA 7(a) loan program. This program maximizes profitability through the sale of the government guaranteed portion of these loans. We anticipate $40 million to $50 million of loan fundings in 2012 compared to approximately $38 million in 2011.

“The portfolio is comprised primarily of hospitality loans. At the present time, experts are predicting continued improvement in the metrics related to the hospitality industry. We anticipate these trends will continue and help to reduce delinquencies and problem assets. However, the continued oversupply of lender-owned commercial real estate properties has impacted the values in the marketplace. We have marked-down to current market value our real estate owned and continue our efforts to dispose of these assets. These mark-downs had a negative impact on our 2011 earnings.

“As a result of our loan portfolio being predominately variable rate, we have the potential for revenue growth when rates rise. While we and others have been faced with a difficult economy and market, we are proud that we provided our 72nd consecutive profitable quarter.”

Financial Results

Fourth Quarter of 2011 vs. Fourth Quarter of 2010

Income from continuing operations (“Operating Income”) for the fourth quarter of 2011 was $1,101,000 ($0.10 per share) compared to $1,107,000 ($0.11 per share) during the fourth quarter of 2010. Net income increased to $659,000, or $0.06 per share, during the fourth quarter of 2011 compared to $589,000, or $0.06 per share, for the fourth quarter of 2010.

Our earnings were positively impacted by:

• Revenues that increased by $594,000 when comparing the fourth quarter of 2011 to the fourth quarter of 2010 due primarily to:

•	an increase in interest income of $134,000 resulting primarily from an increase in our weighted average loans receivable partially offset by decreases in LIBOR; and

•	an increase in other income of $460,000 primarily due to an increase in premium income recognized, and

• A reduction in losses from our discontinued operations of $76,000 during the fourth quarter of 2011 compared to the fourth quarter of 2010 as a result of reduced operating costs and impairment charges on our real estate owned (“REO”).

These increases in revenues were more than offset by $717,000 of expenses incurred during the fourth quarter of 2011 related to our evaluation of the strategic alternatives and $237,000 of impairment charges recorded during the fourth quarter of 2011.

PMC COMMERCIAL TRUST	Earnings Press Release	March 14, 2012

Fourth Quarter of 2011 vs. Third Quarter of 2011

Our Operating Income decreased $131,000 to $1,101,000 ($0.10 per share) during the fourth quarter of 2011 from $1,232,000 ($0.12 per share) during the third quarter of 2011. Net income decreased by $74,000 to $659,000, or $0.06 per share, during the fourth quarter of 2011 compared to $733,000, or $0.07 per share, for the third quarter of 2011. While other income increased by $424,000 as a result of premium income generated during the fourth quarter due to more loan sales that met the requirements for sale recognition, the benefit was offset by the $717,000 of expenses related to our evaluation of the strategic alternatives incurred during that quarter and the $237,000 of impairment charges recorded during the fourth quarter.

Year Ended December 31, 2011 vs. Year Ended December 31, 2010

Operating Income for 2011 decreased to $4,692,000 ($0.44 per share) from $4,842,000 ($0.46 per share) during 2010. Net income decreased to $3,647,000, or $0.34 per share, during 2011 compared to $4,297,000, or $0.41 per share, for 2010.

Net income decreased by $650,000 primarily due to:

•	Expenses related to our evaluation of strategic alternatives of $778,000;

•	A decrease in other income of $214,000 due primarily to reduced prepayment fees received of $260,000; and

•	Increased losses from discontinued operations of $500,000 due to operating costs and impairment losses on our REO partially offset by;

•	An increase in recognized premium income of $741,000.

Interest Rate Sensitivity

•	Approximately 81% of our retained loans at December 31, 2011 had variable interest rates.

•	Approximately 57% of our retained loans at December 31, 2011 had interest rates based on LIBOR.

•	The base LIBOR charged to our borrowers during the fourth quarter of 2011 was 0.37% compared to 0.25% during the third quarter of 2011 and 0.29% during the fourth quarter of 2010.

•	The base LIBOR for the first quarter of 2012 has been set at 0.58%.

•	The average base LIBOR charged to our borrowers during 2011 was 0.31% compared to 0.34% during 2010.

Financial Position

•

Our total assets decreased to $251.2 million at December 31, 2011 compared to $252.1 million at December 31, 2010 and $260.8 million at September 30, 2011. The primary reason for the reduction in assets was the use of restricted cash to repay the structured notes on two of our securitizations.

•	Our total serviced loan portfolio increased to $297.5 million at December 31, 2011 up from $292.3 million at September 30, 2011 and $284.5 million at December 31, 2010.

•	Our outstanding retained loan portfolio decreased to $236.1 million at December 31, 2011 from $237.1 million at September 30, 2011 and up from $234.9 million at December 31, 2010.

PMC COMMERCIAL TRUST	Earnings Press Release	March 14, 2012

Originations

•	During the fourth quarter of 2011 we originated $12.3 million of SBA 7(a) loans compared to $8.5 million in the third quarter of 2011 and $6.0 million during the fourth quarter of 2010.

•	During the year ended December 31, 2011, we originated $33.7 million of SBA 7(a) loans compared to $33.5 million during 2010.

•	During each of the years ended December 31, 2011 and 2010, our total loan originations were $38.4 million.

•	Our pipeline of outstanding loan commitments was $14.3 million at December 31, 2011 compared to $16.5 million at December 31, 2010.

•	We anticipate our 2012 SBA 7(a) loan fundings to be between $30 million and $40 million.

Liquidity

•

Our unsecured revolving credit facility (the “Revolver”) matures June 30, 2014. The interest rate is prime less 50 basis points or the 30-day LIBOR plus 2%, at our option. The total amount available under the Revolver was initially $30 million and was increased to $35 million on January 1, 2012. The Revolver will automatically increase to $40 million on January 1, 2013 provided there is no event of default on that date and the non-performing loan ratio, as defined, is not more than 20% on that date.

•	We repaid the 2003 Joint Venture structured notes on February 15, 2012 using our Revolver.

Dividends

•

Dividends on our common shares of $0.64 were declared during 2011 which includes the quarterly dividend declared in December 2011 of $0.16 per share that was paid on January 9, 2012 to shareholders of record on December 31, 2011.

•	Since our inception in 1993, we have paid approximately $177.9 million in dividends or $23.80 per common share.

Financial Position Information

	September 30,	September 30,	September 30,	September 30,	September 30,
	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010
	(In thousands, except per share information)
Loans receivable, net	$234,427	$235,426	$232,292	$233,443	$233,218
Total assets	$251,247	$260,826	$252,801	$251,580	$252,127
Debt	$95,861	$104,028	$95,510	$93,447	$92,969
Total beneficiaries’ equity	$146,836	$147,830	$148,752	$148,981	$149,660
Total equity	$147,736	$148,730	$149,652	$149,881	$150,560
Shares outstanding	10,575	10,575	10,575	10,570	10,560
Net asset value per share	$13.97	$14.06	$14.15	$14.18	$14.26

PMC COMMERCIAL TRUST	Earnings Press Release	March 14, 2012

PMC Commercial Trust and Subsidiaries

Comparative Results of Operations

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	Years Ended December 31,			Three Months Ended December 31,
	2011	2010	Inc (Dec) %	2011	2010	Inc (Dec) %
	(Dollars in thousands, except per share information)
Income:
Interest income	$13,571	$13,537	0%	$3,473	$3,339	4%
Premium income	1,450	709	105%	649	28	2,218%
Income from retained interests in transferred assets	215	163	32%	54	50	8%
Other income	840	1,054	(20%)	188	353	(47%)

Total revenues	16,076	15,463	4%	4,364	3,770	16%

Expenses:
Interest	3,693	4,016	(8%)	822	974	(16%)
Salaries and related benefits	4,329	3,927	10%	1,066	1,030	3%
General and administrative	2,010	2,168	(7%)	408	506	(19%)
Strategic alternatives	778	—	—	717	—	—
Impairments and provisions	460	641	(28%)	98	252	(61%)

Total expenses	11,270	10,752	5%	3,111	2,762	13%

Income before income tax benefit (provision) and discontinued operations	4,806	4,711	2%	1,253	1,008	24%

Income tax benefit (provision)	(114)	131	(187%)	(152)	99	(254%)

Income from continuing operations	4,692	4,842	(3%)	1,101	1,107	(1%)

Discontinued operations	(1,045)	(545)	92%	(442)	(518)	(15%)

Net income	$3,647	$4,297	(15%)	$659	$589	12%

Basic weighted average shares outstanding	10,570	10,554		10,575	10,560

Basic and diluted earnings per share:
Income from continuing operations	$0.44	$0.46		$0.10	$0.11
Discontinued operations	(0.10)	(0.05)		(0.04)	(0.05)

Net income	$0.34	$0.41		$0.06	$0.06

PMC COMMERCIAL TRUST	Earnings Press Release	March 14, 2012

PMC Commercial Trust and Subsidiaries

Quarterly Operating Results

	September 30,	September 30,	September 30,	September 30,	September 30,
	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2011	2011	2011	2011	2010
	(In thousands)
Revenues:
Interest income	$3,473	$3,342	$3,389	$3,367	$3,339
Other income	891	467	458	689	431

Total revenues	4,364	3,809	3,847	4,056	3,770

Expenses:
Interest	822	941	957	973	974
Salaries and related benefits	1,066	1,047	1,099	1,117	1,030
General and administrative	408	554	544	504	506
Strategic alternatives	717	61	—	—	—
Impairments and provisions	98	(17)	66	313	252

Total expenses	3,111	2,586	2,666	2,907	2,762

Income before income tax benefit (provision) and discontinued operations	1,253	1,223	1,181	1,149	1,008

Income tax benefit (provision)	(152)	9	54	(25)	99

Income from continuing operations	1,101	1,232	1,235	1,124	1,107

Discontinued operations	(442)	(499)	104	(208)	(518)

Net income	$659	$733	$1,339	$916	$589

PMC COMMERCIAL TRUST	Earnings Press Release	March 14, 2012

Real Estate Investment Trust (“REIT”) Taxable Income

REIT taxable income is presented to assist investors in analyzing our performance and is a measure that is presented quarterly in our consolidated financial statements and is one of the factors utilized by our Board in determining the level of dividends to be paid to our shareholders.

The following reconciles net income to REIT taxable income:

	September 30,	September 30,	September 30,	September 30,	September 30,
				Three Months Ended
	Years Ended December 31,			December 31,
	2011	2010	2009	2011	2010
	(In thousands)
Net income	$3,647	$4,297	$6,761	$659	$589
Book/tax differences:
Gains related to real estate	(235)	387	(1,110)	—	—
Strategic alternatives	678	—	—	678	—
Severance payments	(100)	(33)	(1,435)	(35)	(14)
Impairment losses	804	317	—	200	317
Amortization and accretion	(68)	(102)	(232)	(18)	(26)
Loan valuation	184	(241)	497	160	(52)
Other, net	8	(174)	(306)	(7)	30

	4,918	4,451	4,175	1,637	844

Adjustment for taxable REIT subsidiaries net loss (income)	(131)	340	413	(271)	216
Dividend distribution from taxable REIT subsidiary	1,000	300	—	1,000	300

REIT taxable income	$5,787	$5,091	$4,588	$2,366	$1,360

Distributions declared	$6,767	$6,757	$7,445	$1,692	$1,689

Weighted average common shares outstanding	10,570	10,554	10,573	10,575	10,560

Forward Looking Statements

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company “expects,” “anticipates” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of the Company, real estate conditions and market valuations of its shares, which could cause actual results to differ materially from those currently anticipated. The Company’s ability to meet targeted financial and operating results, including loan originations, operating income, net income and earnings per share depends on a variety of economic, competitive, and governmental factors, including changes in real estate market conditions, changes in interest rates and the Company’s ability to access capital under its credit facility or otherwise, many of which are beyond the Company’s control and which are described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect any changes in expectations, subsequent events or circumstances.